FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2007

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On February 23, 2007, Telephone and Data Systems, Inc. (“TDS”) issued a news release announcing its results of operations for the third quarter of 2006 and certain other information. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters.

On February 23, 2007, TDS and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), filed with the Securities and Exchange Commission (“SEC”) Annual Reports on Form 10-K/A for the year ended December 31, 2005, Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2006 and June 30, 2006 and Quarterly Reports on Form 10-Q (“Form 10-Q”) for the period ended September 30, 2006.

As previously disclosed, TDS and U.S. Cellular determined to restate their financial results for each of the three years in the period ended December 31, 2005, including quarterly information for 2005 and 2004, and certain selected financial data for 2002.  TDS and U.S. Cellular also determined to restate their Forms 10-Q for the periods ended March 31, 2006 and June 30, 2006. As a result, TDS and U.S. Cellular delayed the filing of their Forms 10-Q for the period ended September 30, 2006.

The restatements and late filings resulted in defaults under the revolving credit agreement between TDS and certain lenders, the revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between subsidiaries of TDS and a counterparty.  TDS and U.S. Cellular received waivers from the lenders and the counterparty under such agreements pursuant to which such defaults were waived, subject to the satisfaction of certain conditions. As a result of the filing of the restatements and the Forms 10-Q for the period ended September 30, 2006, all conditions have been satisfied and TDS and U.S. Cellular are currently in compliance with all terms and conditions of such revolving credit agreements and forward contracts.

In addition, the late filings resulted in non-compliance under TDS and U.S. Cellular debt indentures.  As a result of the filing of the Forms 10-Q for the period ended September 30, 2006, all conditions have been satisfied and TDS and U.S. Cellular are in compliance with all terms and conditions of such indentures.

As previously disclosed, TDS and U.S. Cellular received notices from the staff of the American Stock Exchange (“AMEX”) indicating that TDS and U.S. Cellular were not in compliance with AMEX listing standards, due to the late filing of the Forms 10-Q for the period ended September 30, 2006.  As a result of the filing of such Forms 10-Q, TDS and U.S. Cellular are currently in compliance with AMEX listing standards.

Also as previously disclosed, TDS and U.S. Cellular debt is listed on the New York Stock Exchange.  As a result of the delay in the filing of Forms 10-Q for the quarter ended September 30, 2006, TDS and U.S. Cellular were identified as late filers with respect to such debt.  TDS and U.S. Cellular are now current in their SEC filings.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date:  February 23, 2007

By:	/s/ D Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	Earnings Press Release dated February 23, 2007

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement